Exhibit C
to Schedule 13D


       Harbinger Capital Partners          Harbinger Capital Partners Special
          Master Fund I, Ltd.                  Situations Fund, L.P.
         c/o International Fund              555 Madison Avenue, 16th Floor
       Services (Ireland) Limited              New York, New York 10022
      Third Floor, Bishop's Square
   Redmond's Hill, Dublin 2, Ireland


                                                                 January 2, 2007

BY HAND AND FACSIMILE
Ryerson Inc.
2621 West 15th Place
Chicago, IL  60608

Attention:  Corporate Secretary


BY HAND
Corporate Secretary
Ryerson Inc.
c/o The Corporation Trust Company
1209 Orange Street
Wilmington, DE  19801

                    Re:  Notice of Nomination of Candidates for Election
                         to the Board of Directors and to Present
                         Stockholder Proposals at the Upcoming Annual Meeting of Ryerson Inc.
                         ----------------------------------------------------

Dear Secretary:

            This notice (including Appendix I and Exhibit A attached hereto, the "Notice") of the decision of Harbinger Capital Partners Master Fund I, Ltd. (the "Master Fund") and Harbinger Capital Partners Special Situations Fund, L.P. (the "Special Fund" and, together with the Master Fund, the "HCP Funds"), the beneficial owners of an aggregate of 2,550,000 shares (the "Shares") of common stock, par value $1.00 ("Common Stock"), of Ryerson Inc., a Delaware corporation (the "Company"), to propose the nomination of and nominate candidates for election to the Board of Directors of the Company (the "Board") and of the intention of the HCP Funds to present stockholder proposals at the upcoming Annual Meeting of stockholders of the Company which the HCP Funds expect will be held in May 2007, including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof (the "Annual Meeting"), is being delivered in accordance with the requirements set forth under Section 2 of Article II regarding

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and Stockholder Proposals
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director  nominations (the "Nomination  Requirements") and the requirements set forth under Section 2 of Article II regarding stockholder business (the "Proposal Requirements") of the By-laws of the Company (the "By-laws"). The Master Fund is the direct record owner of 1,000 of the Shares and is the beneficial owner of an additional 2,499,000 of the Shares held in street name. The Special Fund is the direct record owner 1,000 of the Shares and is the beneficial owner of an additional 49,000 of the Shares held in street name.

            Pursuant to the Nomination Requirements, this Notice sets forth with respect to each of the HCP Nominees (as defined below): (a) the name, age, business address and residence address of such person; (b) the principal occupation or employment of such person; (c) the class and number of shares of capital stock of the Company which are beneficially owned by such person; and
(d) any other information relating to such person that would be required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            In addition, pursuant to the Nomination Requirements, this Notice sets forth: (a) the name and record address of the HCP Funds; and (b) the class and number of shares of capital stock of the Company which are beneficially owned by each of the HCP Funds.

            This Notice also attaches as Exhibit A hereto a copy of signed consents executed by each of the HCP Nominees to being named as nominees and to serving as directors of the Company, if elected.

            Pursuant to the Proposal Requirements, this Notice sets forth (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting; (b) the name and record address of the HCP Funds; (c) the class and number of shares of the Company which are beneficially owned by the HCP Funds; and (d) any material interest of the HCP Funds in such business.

      A.    BACKGROUND

            The HCP Funds initially acquired their Shares because they believe that the Shares represent an attractive investment. The HCP Funds and the other Harbinger Persons (as defined below) initially reported their investment on a
Schedule 13G on November 27, 2006. Following that filing, the Harbinger Persons examined the financial and operating performance of the Company and grew increasingly concerned that the board of directors and senior management of the Company had not been appropriately vigilant in their management of the Company, particularly with respect to its lack of focus on profitability and the management of inventory. On December 13, 2006, the Harbinger Persons filed a
Schedule 13D with respect to their investment in the Shares.

            In their Schedule 13D, the Harbinger Persons disclosed that they were considering a range of actions by which they might be able to encourage the Company to

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and Stockholder Proposals
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improve its performance.  The Harbinger Persons further disclosed,  among other matters, that such activities might include taking a position (including by contacting management and other stockholders of the Company) with respect to potential changes in the operations, management, or capital structure of the Company as a means of enhancing stockholder value, and that the Harbinger Persons were also considering nominating one or more persons for election to the Company's board of directors at the Company's next annual meeting of stockholders.

            Subsequent to the filing of the Schedule 13D, the HCP Funds determined that nominating the HCP Nominees for election to the Company's board, and submitting the related proposals included in this Notice, represented the most appropriate course of action to enhance stockholder value.

      B.    NOTICE OF NOMINATION OF CANDIDATES FOR ELECTION TO THE BOARD

            The HCP Funds hereby propose the nomination of and nominate the following individuals (the "HCP Nominees") for election to the Board to succeed a majority of the current directors whose term expires at the Annual Meeting (or any director named to fill any vacancy created by the death, retirement, resignation or removal of any such directors):

                o        Keith E. Butler

                o        Eugene I. Davis

                o        Daniel W. Dienst

                o        Richard Kochersperger

                o        Larry J. Liebovich

                o        Gerald Morris

                o        Allen Ritchie

            The HCP Funds reserve the right to nominate, substitute or add additional persons (a) in the event that the Company purports to increase the number of directorships to each additional directorship created, (b) if the Company makes or announces any changes to its By-laws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any of the HCP Nominees or any additional nominee nominated pursuant to the preceding clause (a) and/or (c) in the event any of the HCP Nominees named in Appendix I are unable or hereafter become unwilling for any reason to serve as a director. Additional nominations made pursuant to the preceding clauses (a) and/or (b) are without prejudice to the position of the HCP Funds that any attempt to increase the size of the Board or disqualify any of the HCP Nominees

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and Stockholder Proposals
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through Bylaw amendments or otherwise  constitutes unlawful manipulation of the
Company's corporate machinery.

            As required by Section 2 of Article II of the By-laws, the following information constitutes all of the information relating to the HCP Nominees that would be required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act. Such information includes all information required to be set forth in this Notice pursuant to the Nomination Requirements. To the extent that information set forth at any point in this Notice is responsive to a specific item below, each such item shall be deemed to incorporate such information, no matter where such information appears in this Notice. The information set forth in Appendix I is incorporated herein by reference. All information set forth herein relating to any person other than the HCP Funds is given only to the knowledge of the HCP Funds. Information required by Section 2 of Article II of the By-laws regarding the name, record address and beneficial holdings of the persons making the nomination is as set forth herein, including Appendix I and Exhibit A attached hereto. To the extent additional information is provided regarding the persons making the solicitation, such information is provided voluntarily for context or completeness.

            ITEM 4. PERSONS MAKING THE SOLICITATION

            (b). The solicitation for election of the HCP Nominees will be made by the HCP Funds. By virtue of Instruction 3 of Item 4 of Schedule 14A, the HCP Funds and the HCP Nominees will be considered participants in the solicitation. The HCP Nominees may make solicitations of proxies but will not receive compensation for acting as nominees as set forth herein. Proxies may be solicited by mail, facsimile, telephone, telegraph, electronic mail, in person and by advertisements. Solicitations may also be made by certain directors, officers, members and employees of the HCP Funds, none of whom will receive additional compensation for such solicitation.

            None of the HCP Nominees have individually retained any person to provide proxy solicitation or advisory services in connection with the solicitation. The HCP Funds expect to retain a proxy solicitation firm in connection with the solicitation, but have not yet retained such firm. The HCP Funds will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. The HCP Funds will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.

            The entire expense of soliciting proxies is being borne by the HCP Funds. The HCP Funds intend to seek reimbursement of the costs of this solicitation from the Company. The costs of this solicitation of proxies, and other costs specifically related to this solicitation, are currently estimated to be approximately $2,500,000. The HCP Funds estimate that through the date hereof, its total expenditures to date for, in furtherance of, or in connection with, this solicitation are approximately $85,000.

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and Stockholder Proposals
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            ITEM 5. INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

            (b)(1). Information as to any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting with respect to the HCP Funds and each of the HCP Nominees is set forth herein. None of the HCP Nominees beneficially owns any securities of the Company or has any personal ownership interest, direct or indirect, in any securities of the Company.

            The direct and indirect security holdings of HCP Funds are as follows: The Master Fund is the direct record owner of 1,000 of the Shares and is the beneficial owner of an additional 2,499,000 of the Shares held in street name. The Special Fund is the direct record owner 1,000 of the Shares and is the beneficial owner of an additional 49,000 of the Shares held in street name.

            In addition, (i) Harbinger Capital Partners Offshore Manager, L.L.C. ("Harbinger Manager"), the investment manager of the Master Fund, and HMC Investors, L.L.C., the managing member of Harbinger Manager ("HMC Investors") may be deemed to beneficially own Shares held by the Master Fund,
(ii) Harbinger Capital Partners Special Situations GP, LLC, the general partner of the Special Fund ("HCPSS"), and HMC - New York, Inc., the managing member of HCPSS ("HMCNY"), may be deemed to beneficially own Shares held by the Special Fund and (iii) Harbert Management Corporation ("HMC"), the managing member of HMC Investors and the parent of HMCNY, Philip A. Falcone, a stockholder of HMC and the portfolio manager of the Master Fund and the Special Fund, Raymond J. Harbert, a stockholder of HMC, and Michael D. Luce, a stockholder of HMC (each of the Master Fund, Harbinger Manager, HMC Investors, HMC, Special Fund, HCPSS, HMCNY, Philip A. Falcone, Raymond J. Harbert and Michael D. Luce are collectively referred to herein as the "Harbinger Persons") may be deemed to beneficially own Shares held by the Master Fund and the Special Fund. Each of Harbinger Manager, HMC Investors, HCPSS, HMCNY, HMC, Mr. Falcone, Mr. Harbert and Mr. Luce disclaim beneficial ownership of the Shares.

            The HCP Nominees may be deemed to have an interest in their nominations for election to the Board by virtue of compensation the HCP Nominees will receive from the Company as a director, if elected to the Board.

            (i) Set forth in Appendix I attached hereto, which is incorporated herein by reference, are the names and business addresses of each of the HCP Funds and the HCP Nominees.

            (ii) Set forth in Appendix I attached hereto, which is incorporated herein by reference, is (a) the principal occupation or employment of each HCP Fund and (b) the present principal occupation or employment for each of the HCP Nominees, and the name, principal business and address of any corporation or other organization in which such employment is carried on.

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            (iii) During the past ten years, no HCP Fund and no HCP Nominee has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

            (iv),  (v), (vi),  (vii),  (ix) AND (x) Except as set forth in this
Item 5(b)(1) or in Appendix I hereto, which is incorporated herein by reference, no HCP Fund and no HCP Nominee, and none of their respective associates, owns beneficially, directly or indirectly, or of record but not beneficially, any securities of the Company, or any parent or subsidiary of the Company, nor has any HCP Fund or any HCP Nominee purchased or sold any securities of the Company within the last two years. Set forth in Appendix I hereto are transactions in the Company's securities effected by the HCP Funds within the past two years. No such transactions were effected by any of the HCP Nominees during such period. The HCP Funds used their own assets to purchase the Shares owned by them. Such Shares were originally purchased through and held in brokerage custodian accounts which, from time to time in the ordinary course, may utilize margin borrowing in connection with purchasing, borrowing or holding of securities, and such Shares may thereby have been, or in the future may become, subject to the terms and conditions of such margin debt and terms, together with all other securities held therein. As of the date hereof, no part of the purchase price or market value of any of the Shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such Shares.

            (viii) Except as set forth in Appendix I hereto, no HCP Fund and no HCP Nominee is, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profit, or the giving or withholding of proxies.

            (xi) Item 5(b)(xi)  cross-references  the  information  required by
Item 404(a) of Regulation S-K of the Exchange Act with respect to each participant in the solicitation or any associates of such participant.

                    ITEM  404(A)  OF  REGULATION  S-K.  No HCP  Fund and no HCP
Nominee or any of their respective related persons have had or will have a direct or indirect material interest in any transaction since the beginning of the Company's last fiscal year or any currently proposed transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000.

            (xii)(A) AND (B). Under the Company's Directors' Compensation Plan, the Company's non-employee directors receive an annual base fee of $120,000 consisting of $60,000 in stock and $60,000 in cash. The non-employee directors can choose to receive all or any part of the $60,000 cash portion in whole Shares. The Company also pays non-employee directors $1,500 for attending a special Board meeting and $1,500 for attending a special committee meeting that is not held in connection with a regular or special Board

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Notice of Nomination of Candidates
and Stockholder Proposals
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meeting.  The  Chairs  of  the  Company's  Compensation  Committee  and  of the
Nominating and Governance Committee receive an additional annual fee of $6,000; the Audit Committee Chair receives an additional fee of $10,000 per year. No fees are paid for membership on the Executive Committee. Non-employee directors are reimbursed for actual expenses incurred for attending meetings. The current Chairman of the Board (who is an employee of the Company) is not paid any of these base fees or special fees and receives no extra pay for serving as a director.

            The Company pays the cash portion of the annual fee quarterly, prorating the quarterly payment if a director serves for part of a quarter. The Company pays the stock portion as restricted stock issued at the beginning of the director's term, with a pro rata portion of those shares vesting at the end of each calendar quarter. The non-employee directors receive the same cash dividends on the restricted stock as do the Company's other stockholders. If a director leaves the Board early, he or she forfeits any shares that are still restricted and have not yet vested.

            The non-employee directors can choose to defer payment of all or any portion of their fees into Ryerson stock equivalents with dividend equivalents or into a deferred cash account that earns interest at the prime rate in effect at JPMorgan Chase & Co. (or its successor). The Company's pays the deferred amounts in from one to ten installments after the director leaves the Board.

            The Company pays the premiums on a business accident insurance policy insuring each director for up to $500,000. It maintains directors' and officers' insurance coverage for the directors, executives and the Company. The Company also has entered into an indemnification agreement with each director to preserve the maximum protections provided by state corporation law and the Company's bylaws and to provide assurance to directors and officers regarding future rights to indemnification.

            The foregoing descriptions are based entirely on information contained in the Company's proxy statement on Schedule 14A issued in connection with the Company's 2006 Annual Meeting. The HCP Funds and the HCP Nominees disclaim any responsibility for the accuracy of the foregoing information extracted from such public filing.

            The HCP Funds expect that the HCP Nominees, if elected, will be indemnified for service as directors of the Company to the same extent indemnification is provided to the current directors of the Company and will be covered by the Company's officer and director liability insurance.

            The HCP Nominees will not receive any compensation from the HCP Funds to serve as a nominee for election or as a director, if elected, of the Company. The HCP Funds have agreed to indemnify the HCP Nominees against losses incurred in connection with their service as nominees for election as directors of the Company and in connection with the solicitation of proxies in respect thereof, to the extent that

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and Stockholder Proposals
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indemnification is not otherwise available, including from the Company. The HCP
Funds have also agreed to reimburse the HCP Nominees for out-of-pocket expenses
incurred  in  their  capacity  as  nominees,   including,  without  limitation,
reimbursement for reasonable travel expenses. Each HCP Nominee has executed a written consent agreeing to be a nominee for election as a director of the Company and to serve as a director if so elected, which consents are attached hereto as Exhibit A. Other than as set forth herein, none of the HCP Funds or the HCP Nominees or any of their respective associates, has any arrangements or understandings with any person or persons with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

            (b)(2) The information required to be disclosed in this item with respect to the HCP Funds and the HCP Nominees is disclosed in response to Item 5(b)(1) above.

            ITEM 7. DIRECTORS AND EXECUTIVE OFFICERS

            (a) Item 7(a) cross-references the information required by instruction 4 to Item 103 of Regulation S-K of the Exchange Act with respect to nominees of the persons making the solicitation. Such information is set forth below:

                    INSTRUCTION 4 OF ITEM 103 TO REGULATION S-K. There are no material proceedings in which the HCP Nominees or any of their associates is a party adverse to the Company or any of its subsidiaries, or material proceedings in which such nominee or any such associate has a material interest adverse to the Company or any of its subsidiaries.

            (b) Item 7(b) cross-references the information required by Item 401, Items 404(a) and (c), Item 405, and Items 407(d)(4) and (d)(5) of Regulation S-K of the Exchange Act with respect to nominees of the person making the solicitation. Such information is set forth below:

                    ITEM 401 OF REGULATION S-K

                    (a) AND (e). Each HCP Nominee has executed a consent to being named as a HCP Nominee and to serving as a director of the Company, if so elected. Copies of such consents are attached hereto as Exhibit A. The initial term of each HCP Nominee, if elected, would be for a period of one year in accordance with the By-laws.

                    The following information is set forth in Appendix I attached hereto with respect to each HCP Nominee: name, age, any position and office with the Company held by each such nominee and the term thereof, business experience during the past five years (including principal occupation and employment during the past five years and the name and principal business of any corporation or other organization in which such occupation or employment was carried on) and any directorships held by such person in any company with a class

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      of  securities  registered  pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended. Except as set forth in Appendix I, no occupation or employment is or was, during such period, carried on by any HCP Nominee with the Company or any corporation or organization which is or was a parent, subsidiary or other affiliate of the Company, and none of the HCP Nominees has ever served on the Board.

                    The HCP Funds have agreed to indemnify the HCP Nominees, and to reimburse the HCP Nominees for certain expenses, as described above.

                    Other than as disclosed in the response to Item 5(b) above, there are no arrangements or understandings between the HCP Nominees and any other party pursuant to which any such nominee was or is to be selected as a director or nominee.

                    (b), (c), AND (g). These provisions of Item 401 of Regulation S-K are not applicable to the HCP Nominees.

                    (d). There exist no family relationships between any HCP Nominee and any director or executive officer of the Company.

                    (f). During the last five years, the HCP Nominees were not involved in any of the events described in Item 401(f) of Regulation S-K and that are material to an evaluation of the ability or integrity of any such nominee to become a director of the Company.

                    ITEM 404(a) OF REGULATION S-K. The response to Item 5(b)(1)(xi) above is incorporated herein by reference.

                    ITEM 404(b) OF REGULATION S-K. This provision is not applicable to the HCP Nominees.

                    ITEM  405  OF  REGULATION   S-K.  This   provision  is  not
applicable to the HCP Nominees because the HCP Nominees are not directors, officers or ten percent holders of the Company.

                    ITEM   407(d)(4)  AND  (d)(5)  OF  REGULATION   S-K.  These
provisions are not applicable to the HCP Nominees.

            (c) Item 7(c) cross-references the information required by Item 407(a) of Regulation S-K of the Exchange Act.

            The  corporate  governance  guidelines  of the  Company,  which are
available  on  the   Company's   website  at   www.ryerson.com,   provide  that
determinations of

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and Stockholder Proposals
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independence  are  the  responsibility  of the  Board.  However,  based  on the standards of independence set forth in such guidelines, the HCP Funds have no knowledge of any facts that would prevent the Board from determining that each of the HCP Nominees is independent.

            (d) Item 7(d) cross-references the information required by Item 407(b), (c)(1), (c)(2), (d)(1), (d)(2), (d)(3), (e)(1), (e)(2), (e)(3) and (f)
of Regulation S-K of the Exchange Act . These provisions are not applicable to the HCP Nominees.

            (e) Item 7(e) applies only to registered investment companies and is not applicable to the HCP Nominees.

            ITEM 8. COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

            Item 8 cross-references the information required by Item 402 and paragraphs (e)(4) and (e)(5) of Item 407 of Regulation S-K of the Exchange Act with respect to each nominee of the person making the solicitation and associates of such nominee. Such information is set forth below:

                    ITEM 402 OF REGULATION S-K

                    (a)-(j). None of the HCP Nominees or any of their associates has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other compensation, from, or in respect of, services rendered on behalf of the Company that is required to be disclosed under, or is subject to any arrangement described in, these paragraphs of Item 402 of Regulation S-K.

                    (k). The response to Item 5(b)(1)(xii)(A) and (B) above is incorporated herein by reference. Other than as set forth herein, the HCP Funds are not aware of any other arrangements pursuant to which any director of the Company was to be compensated for services during the Company's last fiscal year.

                    ITEM 407(e)(4) AND (e)(5) OF REGULATION S-K. There are no interlocking relationships that would have required disclosure under these paragraphs of Item 407 of Regulation S-K, had the HCP Nominees been directors of the Company.

      C.    NOTICE OF INTENTION TO PRESENT STOCKHOLDER PROPOSALS

            The HCP Funds hereby notify the Company that they intend to bring the following business and proposals (the "Proposals") before the Annual Meeting for consideration and action by the Company's stockholders before any other business is conducted at the Annual Meeting:

Notice of Nomination of Candidates
and Stockholder Proposals
Page 11


Proposal:   "RESOLVED,  that each  provision  or  amendment  of the  By-laws of
            Ryerson Inc. (the "Company") adopted by the Board of Directors of the Company without the approval of the Company's stockholders subsequent to January 1, 2006 (purportedly the last date of reported changes) and prior to the approval of this resolution be, and they hereby are, repealed, effective as of the time this resolution is approved by the Company's stockholders."

Proposal:   "RESOLVED,  that  Section 2 of  Article  III of the  By-laws of the
            Company be amended to provide that the Board of Directors of the Company shall consist of not fewer than six (6) Directors nor more than ten (10) Directors."

            The Proposals are being brought before the Annual Meeting pursuant to Section 109 of the Delaware General Corporation Law, which empowers stockholders to amend or repeal bylaws. The Proposals are intended to deter the current members of the Board from amending the Company's By-laws or changing the size of the Board in a manner that would create obstacles to the election of the HCP Nominees as a majority of the Board. The HCP Funds may be deemed to have an interest in the Proposals insofar as adoption of the Proposals may facilitate the election of the HCP Nominees.

            The record name and address of each of the HCP Funds in their respective capacity as a stockholder of the Company is set forth in Appendix I hereto. Other than as set forth in this Notice, there are no arrangements or understandings between any HCP Fund and any other person or persons in connection with the Proposals.

                                     * * *

            The information included herein represents the HCP Funds' best knowledge as of the date hereof. The HCP Funds reserve the right, in the event such information shall be or become inaccurate, to provide corrective information to the Company as soon as reasonably practicable, although the HCP Funds do not commit to update any information which may change from and after the date hereof.

            If this Notice shall be deemed for any reason by a court of competent jurisdiction to be ineffective with respect to the nomination of the HCP Nominees at the Annual Meeting, or if any individual nominee shall be unable to serve for any reason, this Notice shall continue to be effective with respect to any replacement nominees selected by the HCP Funds.

            The HCP Funds reserve the right to give further notice of additional nominations or business to be made or conducted at the Annual Meeting or any other meeting of the Company's stockholders.

            Please direct any questions regarding the information contained in this Notice to Robert B. Schumer, Esq. and Raphael M. Russo, Esq., Paul, Weiss, Rifkind,

Notice of Nomination of Candidates
and Stockholder Proposals
Page 12



Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064, (212) 373-3000 (Phone), (212) 757-3990 (Facsimile).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have caused this Notice to be duly executed on the date first above written.


                                   HARBINGER CAPITAL PARTNERS MASTER
                                   FUND I, LTD.

                                   By: Harbinger Capital Partners Offshore
                                       Manager, L.L.C.

                                   By: HMC Investors, L.L.C., Managing Member


                                   By: /s/ William R. Lucas, Jr.
                                       --------------------------------------
                                       Name:  William R. Lucas, Jr.
                                       Title: Vice President


                                   HARBINGER CAPITAL PARTNERS SPECIAL
                                   SITUATIONS FUND, L.P.

                                   By: Harbinger Capital Partners Special
                                       Situations GP, LLC

                                   By: HMC - New York, Inc., Managing Member


                                   By: /s/ William R. Lucas, Jr.
                                       --------------------------------------
                                       Name:  William R. Lucas, Jr.
                                       Title: Senior Vice President
                                              & General Counsel

                       APPENDIX I: ADDITIONAL INFORMATION

                  CERTAIN INFORMATION RELATING TO THE HCP FUNDS

            The Master Fund, a Cayman Islands corporation, is an investment fund with its principal business and record address at c/o International Fund Services (Ireland) Limited, Third Floor, Bishop's Square, Redmond's Hill, Dublin 2, Ireland.

            The Special Fund, a Delaware limited partnership, is an investment fund with its principal business address at 555 Madison Avenue, 16th Floor, New York, New York 10022. The address of the Special Fund in the records of the Company is One Riverchase Parkway South, Birmingham, Alabama 35244.

                  CERTAIN INFORMATION RELATING TO THE HCP NOMINEES

            The following table sets forth the name, age, present principal occupation, business and residential address and business experience for the past five years and certain other information, with respect to the HCP Nominees. This information has been furnished to the HCP Funds by the HCP Nominees.

NAME, AGE AND BUSINESS AND RESIDENTIAL      PRINCIPAL OCCUPATION OR EMPLOYMENT DURING
ADDRESS                                     THE LAST FIVE YEARS; PUBLIC COMPANY
                                            DIRECTORSHIPS
--------------------------------------      -----------------------------------------------
Keith E. Butler (Age 52)                    Mr. Butler is the sole owner of BCS Placements,
                                            LLC, an NASD registered broker dealer that
Business Address:                           focuses on raising private equity from
                                            institutional investors.  Mr. Butler joined
         71 Murray Street, 8th Floor        PaineWebber in 1997 which later merged with UBS
         New York, NY 10007                 Warburg, a global securities and investment
                                            banking firm. He is currently a financial advisor
Residential Address:                        and was an investment banker with UBS Warburg
                                            until the end of 2003. Mr. Butler's focus was on
         71 Murray Street, 8th Floor        the transportation sector (air, shipping and
         New York, NY 10007                 rail), including the financing of freighter
                                            aircraft. Before PaineWebber merged with UBS, Mr.
                                            Butler was a Managing Director at PaineWebber,
                                            where he launched and built the first structured
                                            finance product group for transportation assets
                                            and at Alex.Brown, where he initiated the
                                            transportation debt practice.

                                            Mr. Butler is a member of the Board, Chairman of
                                            the Compensation Committee and a member of the
                                            Nominating and Governance Committee of Atlas Air
                                            Worldwide Holdings, Inc.

                                            Mr. Butler graduated from Harvard College and
                                            received a master's degree in business
                                            administration from Harvard Business School.


Eugene I. Davis (Age 51)                    Mr. Davis is the Chairman and Chief Executive
                                            Officer of PIRINATE Consulting Group, LLC, a
Business Address:                           privately held consulting firm specializing in
                                            turn-around management, merger and acquisition
         5 Canoe Brook Drive                consulting, proxy contests and strategic planning
         Livingston, NJ 07039               advisory services for domestic and international
                                            public and private business entities.  Since
Residential Address:                        forming PIRINATE in 1997, Mr. Davis has advised,
                                            managed, sold, liquidated and/or acted in an
         5 Canoe Brook Drive                executive capacity for a number of businesses,
         Livingston, NJ 07039               including companies operating in the metals,
                                            transportation and logistics sectors.  Mr.

NAME, AGE AND BUSINESS AND RESIDENTIAL      PRINCIPAL OCCUPATION OR EMPLOYMENT DURING
ADDRESS                                     THE LAST FIVE YEARS; PUBLIC COMPANY
                                            DIRECTORSHIPS
--------------------------------------      -----------------------------------------------
                                            Davis served as Chief Restructuring Officer of
                                            RBX Industries, Inc. from January to September
                                            2001 and as Chairman and Chief Executive Officer
                                            from September 2001 until 2004. Mr. Davis has
                                            served as Chief Executive Officer of Golden
                                            Northwest Aluminum, Inc. since May 2005. Golden
                                            Northwest Aluminum, Inc. filed for chapter 11
                                            protection on November 10, 2004.

                                            Prior to forming PIRINATE, Mr. Davis served as
                                            President, Vice-Chairman and Director of Emerson
                                            Radio Corp, and CEO and Vice-Chairman of Sport
                                            Supply Group, Inc. Mr. Davis began his career as
                                            an attorney and international negotiator with
                                            Exxon Corp. and Standard Oil Company (Indiana)
                                            and as a partner in two Texas-based law firms
                                            where he specialized in corporate/securities law,
                                            international transactions and restructuring
                                            advisory.

                                            Mr. Davis currently serves as Chairman of the
                                            Board of Directors for Atlas Air Worldwide
                                            Holdings, Inc. and as a director for Knology
                                            Broadband, Inc., American Commercial Lines, Inc.,
                                            Footstar Inc., Medicor Ltd., PRG Shultz
                                            International, Inc., Granite Broadcasting Corp.
                                            and Viskase Companies Inc. Mr. Davis is a former
                                            director of Metals USA, Inc.

                                            Mr. Davis is graduate of Columbia College and
                                            holds a Master of International Affairs from the
                                            School of International Affairs of Columbia
                                            University and a J.D. from Columbia Law School.


Daniel W. Dienst (Age 41)                   Mr. Dienst has served as the Chairman of the
                                            Board of Metal Management, Inc., one of the
Business Address:                           largest full service metals recyclers in the
                                            United States, since April 2003, as that
         c/o Metal Management Inc.          company's Chief Executive Officer since January
         325 N. LaSalle                     2004, as that company's President since September
         Chicago, IL 60610                  2004 and as a member of that company's board
                                            since 2001. From May 2000 to January 2004, Mr.
Residential Address:                        Dienst served as Managing Director of the
                                            Corporate and Leveraged Finance Group of CIBC
         c/o Metal Management Inc.          World Markets Corp., a diversified global
         325 N. LaSalle                     financial services firm. From January 1999
         Chicago, IL 60610                  through April 2000, Mr. Dienst held various
                                            positions within CIBC World Markets, including
                                            Executive Director of the High Yield/Financial
                                            Restructuring Group. From October 1995 to March
                                            1998, Mr. Dienst served in various capacities
                                            with Jefferies & Company, Inc., most

NAME, AGE AND BUSINESS AND RESIDENTIAL      PRINCIPAL OCCUPATION OR EMPLOYMENT DURING
ADDRESS                                     THE LAST FIVE YEARS; PUBLIC COMPANY
                                            DIRECTORSHIPS
--------------------------------------      -----------------------------------------------
                                            recently as its Vice President, Corporate
                                            Finance/Restructurings. Mr. Dienst previously
                                            served as the non-executive Chairman of the Board
                                            of Metals USA, Inc.

                                            Mr. Dienst is a graduate of Washington University
                                            and received a J.D. from The Brooklyn Law School.


Richard Kochersperger (Age 57)              Mr. Kochersperger is the Director of the Food
                                            Marketing Group, a virtual educational resource
                                            for the food industry.  Previously, he was the
                                            Director of the Center for Food Marketing at
Business Address:                           Saint Joseph's University, and currently is an
                                            Associate Professor at Saint Joseph's University
         St. Joseph's University            in the Food Marketing Department.
         5600 City Avenue
         Philadelphia, PA 19131             Mr. Kockersperger has designed and implemented
                                            Executive Education programs for several leading
Residential Address:                        companies including Albertsons/ACME, Tengelmann,
                                            A&P, Ferrero, Fleming, McCormick and the USDA
         4 Oak Knoll Drive                  Cochran Fellowship. He is the author of several
         Wallingford, PA 19086              books on Food Logistics and he produces the
                                            Annual Food Industry Logistics Benchmark for Food
                                            Distributors International.

                                            Mr. Kockersperger holds a Master of Science, Food
                                            Business Management from Cornell University and a
                                            Bachelor of Science, Food Business from the
                                            University of Delaware.


Larry J. Liebovich (Age 57)                 Currently retired after 33 years of service, Mr.
                                            Liebovich is the former President of Liebovich
Business Address:                           Steel & Aluminum Company.

         W3684 Maple Lane                   Mr. Liebovich served 20 years on the Board of the
         Lake Geneva,  WI 53147             Metal Service Center Institute and was the
                                            Founding Chairman of the North American Steel
Residential Address:                        Alliance.

         W3684 Maple Lane                   Mr. Liebovich earned his B.S. in Industrial
         Lake Geneva,  WI 53147             Technology from Northern Illinois University.


Gerald Morris (Age: 74)                     Mr. Morris has served as President and Chief
                                            Executive Officer of Intalite International N.V.,
Business Address:                           a diversified holding company with investments
                                            primarily in the metals fabrication industry, for
         Intalite International N.V.        over 30 years.
         437 Madison Avenue, 39th Floor
         New York, NY 10022                 Mr. Morris is also a director of Metal
                                            Management, Inc and of Neenah Foundry

NAME, AGE AND BUSINESS AND RESIDENTIAL      PRINCIPAL OCCUPATION OR EMPLOYMENT DURING
ADDRESS                                     THE LAST FIVE YEARS; PUBLIC COMPANY
                                            DIRECTORSHIPS
--------------------------------------      -----------------------------------------------
                                            Company Inc. Mr. Morris is a former director of
                                            Metals USA, Inc.

Residential Address:                        Mr. Morris earned his B.A. from the University of
                                            Connecticut. Mr. Morris is a certified public
         435 East 52nd Street, Apt 14B      accountant.
         New York, NY 10022

Allen Ritchie (Age: 49)                     Currently a private investor, Mr. Ritchie was
                                            Executive Vice President and Chief Financial
Business Address:                           Officer of Protective Life Corporation from
                                            August 2001 until November 2006.  Before joining
         3236 Rockledge Road                Protective Life Corporation, Mr. Ritchie held a
         Birmingham, AL 35213               number of senior management roles with AGCO
                                            Corporation from 1991 to 1997 and with Medaphis
Residential Address:                        Corporation (now Per Se Technologies, Inc.) from
                                            1998-2000.

         3236 Rockledge Road                Mr. Ritchie earned his B.S. in Accounting from
         Birmingham, AL 35213               the University of Alabama.

                 TRANSACTIONS IN THE SECURITIES OF THE COMPANY
                 ---------------------------------------------

            On December 27, 2006, the Special Fund caused 1,000 of the Shares beneficially owned by the Special Fund to be registered in the name of the Special Fund and December 29, 2006 the Master Fund caused 1,000 of the Shares beneficially owned by the Master Fund to be registered in the name of the Master Fund. The remainder of the Shares owned by the HCP Funds are held in street name. Other than as set forth herein or in the Notice, none of the HCP Funds, any Harbinger Person or any HCP Nominee is the record or beneficial owner of any securities of the Company, or any parent or subsidiary of the Company.

            The Master Fund and the Special Fund have entered into total return swaps (cash settlement) relating to a total notional amount of 600,000 shares of the Company's common stock. These swap agreements have the effect of increasing the Harbinger Persons' economic exposure to the Company's common stock without conferring voting or dispositive power over the notional number of shares referred to in the agreement.

            Other than as set forth below, none of the HCP Funds or any HCP Nominee has effected any transactions in any securities of the Company in the last two years.

                           TRANSACTIONS BY MASTER FUND
                           ---------------------------

--------------------------------------------------------------------------------
  Date of Transaction     Number of Shares Purchased/(Sold)     Price Per Share
--------------------------------------------------------------------------------
        9/12/06                         29,400                       20.13
--------------------------------------------------------------------------------
        9/12/06                        136,000                       20.071
--------------------------------------------------------------------------------
        9/13/06                        206,300                       20.89
--------------------------------------------------------------------------------
        9/14/06                         50,000                       21.18
--------------------------------------------------------------------------------
        9/14/06                        165,200                       21.25
--------------------------------------------------------------------------------
        9/15/06                        133,900                       21.67
--------------------------------------------------------------------------------
        9/15/06                        139,317                       21.63
--------------------------------------------------------------------------------
        9/18/06                         57,700                       21.72
--------------------------------------------------------------------------------
        9/19/06                        150,000                       21.56
--------------------------------------------------------------------------------
        9/19/06                        175,000                       21.54
--------------------------------------------------------------------------------
        9/20/06                         57,183                       21.84
--------------------------------------------------------------------------------

        11/06/06                       (35,700)                      25.10
--------------------------------------------------------------------------------
        11/17/06                       100,000                       21.25
--------------------------------------------------------------------------------
        11/20/06                       135,700                       21.46
--------------------------------------------------------------------------------
        11/21/06                       110,000                       21.84
--------------------------------------------------------------------------------
        11/22/06                        85,000                       21.94
--------------------------------------------------------------------------------
        11/24/06                        70,000                       21.83
--------------------------------------------------------------------------------
        11/27/06                       125,000                       21.39
--------------------------------------------------------------------------------
        11/28/06                       102,600                       21.33
--------------------------------------------------------------------------------
        11/29/06                        75,000                       22.01
--------------------------------------------------------------------------------
        11/30/06                       111,916                       22.22
--------------------------------------------------------------------------------
        12/01/06                       150,000                       22.22
--------------------------------------------------------------------------------
        12/04/06                       145,448                       23.19
--------------------------------------------------------------------------------
        12/04/06                        25,036                       22.97
--------------------------------------------------------------------------------

                    TRANSACTIONS BY SPECIAL FUND
                    ----------------------------

--------------------------------------------------------------------------------
  Date of Transaction     Number of Shares Purchased/(Sold)     Price Per Share
--------------------------------------------------------------------------------
        12/07/06                        45,055                       23.53
--------------------------------------------------------------------------------
        12/08/06                        4,945                        23.49
--------------------------------------------------------------------------------

                                                                      Exhibit A


                     Consents to Being Named as Nominees and
                      to Serve as Directors of Ryerson Inc.
                      -------------------------------------

                                   [Attached]

                     Consent to Being Named as a Nominee and
                      to Serve as Director of Ryerson Inc.
                      ------------------------------------

To:   Secretary of Ryerson Inc.

            The undersigned hereby consents (x) to being named as a nominee for election to the Board of Directors of Ryerson Inc., a Delaware corporation (the "Company"), (y) to be named in the proxy soliciting materials as such and (z) if duly elected by the stockholders of the Company, to serve as a director of the Company.

Dated:  December 29, 2006.


                                            /s/ Keith E. Butler
                                            ----------------------------------
                                            Name: Keith E. Butler

                     Consent to Being Named as a Nominee and
                      to Serve as Director of Ryerson Inc.
                      ------------------------------------

To:   Secretary of Ryerson Inc.

            The undersigned hereby consents (x) to being named as a nominee for election to the Board of Directors of Ryerson Inc., a Delaware corporation (the "Company"), (y) to be named in the proxy soliciting materials as such and (z) if duly elected by the stockholders of the Company, to serve as a director of the Company.

Dated:  December 29, 2006.


                                            /s/ Eugene I. Davis
                                            ----------------------------------
                                            Name: Eugene I. Davis

                     Consent to Being Named as a Nominee and
                      to Serve as Director of Ryerson Inc.
                      ------------------------------------

To:   Secretary of Ryerson Inc.

            The undersigned hereby consents (x) to being named as a nominee for election to the Board of Directors of Ryerson Inc., a Delaware corporation (the "Company"), (y) to be named in the proxy soliciting materials as such and (z) if duly elected by the stockholders of the Company, to serve as a director of the Company.

Dated:  December 28, 2006.


                                            /s/ Daniel W. Dienst
                                            ----------------------------------
                                            Name: Daniel W. Dienst

                     Consent to Being Named as a Nominee and
                      to Serve as Director of Ryerson Inc.
                      ------------------------------------

To:   Secretary of Ryerson Inc.

            The undersigned hereby consents (x) to being named as a nominee for election to the Board of Directors of Ryerson Inc., a Delaware corporation (the "Company"), (y) to be named in the proxy soliciting materials as such and (z) if duly elected by the stockholders of the Company, to serve as a director of the Company.

Dated:  December 29, 2006.


                                            /s/ Richard Kochersperger
                                            ----------------------------------
                                            Name: Richard Kochersperger

                     Consent to Being Named as a Nominee and
                      to Serve as Director of Ryerson Inc.
                      ------------------------------------

To:   Secretary of Ryerson Inc.

            The undersigned hereby consents (x) to being named as a nominee for election to the Board of Directors of Ryerson Inc., a Delaware corporation (the "Company"), (y) to be named in the proxy soliciting materials as such and (z) if duly elected by the stockholders of the Company, to serve as a director of the Company.

Dated:  December 29, 2006.


                                            /s/ Larry J. Liebovich
                                            ----------------------------------
                                            Name: Larry J. Liebovich

                     Consent to Being Named as a Nominee and
                      to Serve as Director of Ryerson Inc.

To:   Secretary of Ryerson Inc.

            The undersigned hereby consents (x) to being named as a nominee for election to the Board of Directors of Ryerson Inc., a Delaware corporation (the "Company"), (y) to be named in the proxy soliciting materials as such and (z) if duly elected by the stockholders of the Company, to serve as a director of the Company.

Dated:  December 29, 2006.


                                            /s/ Gerald Morris
                                            ----------------------------------
                                            Name: Gerald Morris

                     Consent to Being Named as a Nominee and
                      to Serve as Director of Ryerson Inc.
                      ------------------------------------

To:   Secretary of Ryerson Inc.

            The undersigned hereby consents (x) to being named as a nominee for election to the Board of Directors of Ryerson Inc., a Delaware corporation (the "Company"), (y) to be named in the proxy soliciting materials as such and (z) if duly elected by the stockholders of the Company, to serve as a director of the Company.

Dated:  December 29, 2006.


                                            /s/ Allen Ritchie
                                            ----------------------------------
                                            Name: Allen Ritchie